Exhibit (32.1)
Section 1350 Certifications
Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Ecolab Inc. does hereby certify that:
(a)the Quarterly Report on Form 10-Q of Ecolab Inc. for the quarter ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ecolab Inc.

Dated: August 6, 2026	/s/ Christophe Beck
Christophe Beck
Chief Executive Officer

Dated: August 6, 2026
/s/ Scott D. Kirkland
Scott D. Kirkland
Chief Financial Officer